EXHIBIT 10.4

                                 STEVEN J. NUNES
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of February 13, 2009 (the "Effective Date"), by and between MAKO Surgical Corp., a Delaware corporation (the "Company"), and Steven J. Nunes (the "Executive").

         WHEREAS, Executive is and has been employed by Company and is currently the Company's Senior Vice President of Sales and Marketing;

         WHEREAS, Company desires to continue to employ Executive and Executive desires to continue to be employed by Company on the terms contained herein;

         WHEREAS, Executive and Company entered into that certain Employment Agreement effective May 15, 2006, for which the current term was effective as of May 15, 2008 (the "Original Effective Date"), as first amended effective February 5, 2007 and second amended effective July 21, 2008 (collectively, the "Prior Agreement"); and

         WHEREAS, Company and Executive desire to amend and restate the Prior Agreement in its entirety as of the Effective Date by entering into this Agreement that will fully supersede the Prior Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereby agree as follows:

         1. Employment. Subject to the termination provisions contained in Sections 4 and 5 hereof, the term of this Agreement shall extend from the Effective Date until the first anniversary of the Original Effective Date (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term"). If either the Company or Executive does not wish to renew this Agreement when it expires at the end of any subsequent renewal term, as hereinafter provided, or if either the Company or Executive wishes to renew this Agreement on different terms than those contained herein, it or he shall give written notice in accordance with Section 10.4 below of such intent to the other party at least ninety (90) days prior to the expiration date. In the absence of such notice, this Agreement shall be renewed on the same terms and conditions contained herein for a term of one (1) year from the date of expiration. The parties expressly agree that designation of a term and renewal provisions in this Agreement does not in any way limit the right of the parties to terminate this Agreement at any time as hereinafter provided. Reference herein to the Term of this Agreement shall refer both to the current term and any successive term as the context requires.

         2. Duties. The Executive, in his capacity as Senior Vice President of Sales and Marketing, shall faithfully perform for the Company the duties of said office, a listing of which is on file with the Company, and shall perform such other duties consistent with his position of an executive, managerial or administrative nature as shall be specified and designated from time to time by the Company's board of directors or similar governing body of the Company (the "Board") (including the performance of services for, and serving on the Board of Directors of, any subsidiary or affiliate of the Company without any additional compensation). The Executive shall devote substantially all of the Executive's business time and effort to the performance of the Executive's duties hereunder, provided that in no event shall this sentence prohibit the Executive from performing personal, investment and charitable activities and any other activities, including serving on the board of directors of other companies, so long as such activities do not materially and adversely interfere with the Executive's duties for the Company. The Board may delegate its authority to take any action under this Agreement to the Compensation Committee of the Board (the "Compensation Committee").


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         3. Compensation.

         3.1 Salary. The Company shall pay the Executive during the Term an annual salary (the "Annual Salary"), payable consistent with the Company's payroll schedule and subject to regular deductions and withholdings as required by law. The Annual Salary may be increased annually by an amount as may be approved by the Board or the Compensation Committee, and, upon such increase, the increased amount shall thereafter be deemed to be the Annual Salary for purposes of this Agreement.

         3.2 Performance Bonus. The Executive's performance cash bonus for any year under this Agreement shall be as determined by the Board and calculated based on Executive's performance (as an individual and as part of the Company). The decision about whether the necessary criteria have been met for a performance cash bonus and whether to award such performance bonus shall be in the sole and absolute discretion of the Board and is final. For 2009, in addition to other bonus consideration payable, the Executive shall be eligible for a performance bonus under the 2009 Performance Bonus Plan for S. Nunes - SVP of Sales & Marketing, the terms of which are set forth on the attached Exhibit A, incorporated herein by reference.

         3.3 Benefits - In General. The Executive shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available to other senior executives of the Company generally, on the same terms as may be applicable to such other executives, in each case to the extent that the Executive is eligible under the terms of such plans or programs.

         3.4 Vacation. During the Term, the Executive shall be entitled to paid time off (PTO) as described in the Company's Human Resources Policy Manual, in effect from time to time.

         3.5 Expenses. Subject to approval by the Company's Chief Executive Officer, the Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses and reasonable expenses relating to the Executive's professional continuing education requirements (if applicable) and professional licensing fees.

         3.6 Equity Awards in the Event of a Change in Control. In the event of a Change in Control (as defined in Section 6.2), all equity awards 'held by Executive that vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted.

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         4. Termination Due to Death or Disability.

         4.1 Death. In the event of Executive's death and the termination of Executive's employment, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 3 will immediately cease except for obligations which expressly continue after death, and the Company will pay Executive's beneficiary or estate, and Executive's beneficiary or estate will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii) All equity awards held by the Executive at termination that vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted; and

         (iii) All other rights under any other compensatory or benefit plan shall be governed by such plan. In addition, at Company expense, Executive's spouse and dependent children shall be entitled to continuation of health insurance coverage under any applicable law for a period of six months.

         4.2 Disability. The Company may terminate the employment of Executive hereunder due to the Disability (as defined in Section 6.4) of Executive. Upon termination of employment, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 3 will immediately cease except for obligations which expressly continue after termination of employment due to Disability, and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii) Any earned but unused paid time off pursuant to Section 3.4 hereof;

         (iii) All equity awards held by Executive at termination that vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted;

         (iv) Disability benefits shall be payable in accordance with the Company's plans, programs and policies; and

         (v) All other rights under any other compensatory or benefit plan shall be governed by such plan. In addition, at Company expense, Executive and his spouse and dependent children shall be entitled to continuation of health insurance coverage under any applicable law for a period of six months.

         5. Termination of Employment For Reasons Other Than Death or
Disability.

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         5.1 Termination by the Company for Cause. The Company may terminate the employment of Executive hereunder for Cause (as defined in Section 6.1) at any time. At the time Executive's employment is terminated for Cause, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 3 will immediately cease, and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii) The vesting and exercisability of stock options, restricted stock, RSUs and other equity awards held by Executive at termination and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such equity awards were granted; and

         (iii) All other rights under any other compensatory or benefit plan shall be governed by such plan. In addition, at Executive's expense, Executive and his spouse and dependent children shall be entitled to continuation of health insurance coverage under any applicable law.

         5.2 Termination by Executive Other Than For Good Reason. Executive may terminate his employment hereunder voluntarily for reasons other than Good Reason (as defined in Section 6.5) at any time upon at least sixty (60) days' advance written notice to the Company. An election by Executive not to extend the Term pursuant to Section 1 hereof shall be deemed to be a termination of employment by Executive for reasons other than Good Reason at the date of expiration of the Term. At the time Executive's employment is terminated by Executive other than for Good Reason, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 3 will immediately cease, and the Company will pay Executive, and Executive will be entitled to the same compensation and rights specified in Section 5.1.

         5.3 Termination by the Company Without Cause. The Company may terminate the employment of Executive hereunder without Cause upon at least 30 days' written notice to Executive at any time during the Term. An election by the Company not to extend the Term pursuant to Section 2 hereof shall be deemed to be a termination of employment by the Company Without Cause at the date of expiration of the Term. At the time Executive's employment is terminated by the Company (i.e., at the expiration of such notice period), the Term will terminate, all remaining obligations of the Company and Executive under Sections 1 through 3 will immediately cease (except as expressly provided below), and the Company will pay Executive, and Executive will be entitled to receive, the following:

         (i)      Executive's Compensation Accrued at Termination;

         (ii) Any earned but unused paid time off pursuant to Section 3.4 hereof;

         (iii) A single severance payment in cash in an aggregate amount equal to nine (9) months of the Executive's Annual Salary; provided, however, that if such termination shall occur in anticipation of a Change in Control (as defined in Section 6.2) or on or within nine (9) months after a Change in Control, such severance payment shall be equal to eighteen
                  (18) months of the Executive's Annual Salary;

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         (iv)     All equity awards held by Executive at termination that vest based on time shall become vested and all other terms of such equity awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted; and

         (v) All other rights under any other compensatory or benefit plan shall be governed by such plan. In addition, at Company's expense, Executive and his spouse and dependent children shall be entitled to continuation of health insurance coverage (i.e., medical, dental and vision) under the Company's group health plan(s) in which the Executive was participating on the date of termination, or if such plan(s) have been terminated, in the plan(s) in which senior executives of the Company participate, for a period of nine (9) months after the date Executive's employment terminates.

Payments and benefits under this Section 5.3 are subject to Section 5.6.

         5.4 Termination by Executive for Good Reason. Executive may terminate his employment hereunder for Good Reason by providing written notice to the Company. At the time Executive's employment is terminated by Executive for Good Reason, the Term will terminate, all obligations of the Company and Executive under Sections 1 through 3 will immediately cease (except as expressly provided below), and the Company will pay Executive, and Executive will be entitled to receive, the same compensation and rights specified in Section 5.3.

If any payment or benefit under this Section 5.4 is based on Annual Salary at the time of Executive's termination and if a reduction in such Annual Salary was the basis for Executive's termination for Good Reason, then the Annual Salary in effect before such reduction shall be used to calculate payments or benefits under this Section 5.4.

         5.6 Limitations Under Code Section 409A. Anything in this Agreement to the contrary notwithstanding, if (A) on the date of termination of Executive's employment with the Company or a subsidiary, any of the Company's stock is publicly traded on an established securities market or otherwise (within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code, as amended (the "Code")), (B) if Executive is determined to be a "specified employee" within the meaning of Section 409A(a)(2)(B) of the Code, (C) the payments exceed the amounts permitted to be paid pursuant to Treasury Regulations section 1.409A-1(b)(9)(iii) and (D) such delay is required to avoid the imposition of the tax set forth in Section 409A(a)(1) of the Code, as a result of such termination, the Executive would receive any payment that, absent the application of this Section 5.6, would be subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earliest of (1) six (6) months after the Executive's termination date, (2) the Executive's death or (3) such other date as will cause such payment not to be subject to such interest and additional tax (with a catch-up payment equal to the sum of all amounts that have been delayed to be made as of the date of the initial payment).

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It is the intention of the parties that payments or benefits payable under this
Agreement not be subject to the additional tax imposed pursuant to Section 409A of the Code. To the extent such potential payments or benefits could become subject to such Section 409A, the parties shall cooperate to amend this Agreement with the goal of giving the Executive the economic benefits described herein in a manner that does not result in such tax being imposed.

         6. Definitions Relating to Termination Events.

         6.1 "Cause". For purposes of this Agreement, "Cause" shall mean
Executive's:

         (i) willful, knowing or grossly negligent and continued failure or refusal to substantially perform Executive's duties hereunder or to follow the reasonable directions of the Company's Chief Executive Officer (other than such failure resulting from Executive's incapacity due to physical or mental illness), which failure is not remedied within 30 calendar days after written demand for substantial performance is delivered by the Board which specifically identifies the manner in which the Company believes that Executive has not substantially performed Executive's duties;

         (ii) conviction for commission of, or a plea of guilty or nolo contendere to, a felony;

         (iii) material and willful misfeasance or malfeasance in connection with the performance of his duties under this Agreement;

         (iv) willful commission of any act of theft, fraud, embezzlement or misappropriation against the Company or its subsidiaries or affiliates;

         (v) willful or material breach or violation of any law, rule, regulation (other than traffic violations or similar offenses);

         (vi) breach of any fiduciary duty to the Company or any subsidiary for which the Executive is required to perform services under this Agreement;

         (vii) material breach or default of any provision of this Agreement that has continued for thirty (30) days following notice of such breach or default from the Board;

         (viii)   abuse of drugs or alcohol to the detriment of the Company; or

         (ix) not maintaining his primary residence in the South Florida region.

Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of the resolution approving such termination duly adopted by the affirmative vote of not less than two-thirds (2/3) of the Board at a meeting of the Board (after five (5) days' advance notice of such meeting has been provided to Executive and Executive is given the opportunity to speak at such meeting).

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         6.2 "Change in Control". For purposes of this Agreement, a "Change in
Control" means the following:

         (i) A transaction or series of transactions (other than an offering of the Company's stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

         (ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 6.2(i) hereof or Section 6.2(iii) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

         (iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

                  (A) Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction; and

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                           (B)      After which no person or group (as such
                                    terms are used in Sections 13(d) and
                                    14(d)(2) of the Exchange Act) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this
                                    Section 6.2(iii)(B) as beneficially owning
                                    50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

         (iv) The Company's stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

         6.3 "Compensation Accrued at Termination". For purposes of this Agreement, "Compensation Accrued at Termination" means the following:

         (i) The unpaid portion of Annual Salary at the rate payable, in accordance with Section 3.1 hereof, at the date of Executive's termination of employment, pro rated through such date of termination, payable in accordance with the Company's regular pay schedule;

         (ii) Except as otherwise provided in this Agreement, all earned and unpaid and/or vested, non-forfeitable amounts owing or accrued at the date of Executive's termination of employment under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 3.2-3.3 hereof (including any earned and vested performance bonus) in which Executive theretofore participated, payable in accordance with the terms and conditions of the plans, programs and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted or accrued; and

         (iii) Reasonable expenses incurred by Executive prior to Executive's termination of employment, to be reimbursed to Executive, as authorized under Section 3.5, in accordance the Company's reimbursement policies as in effect at the date of such termination.

         6.4 "Disability". For purposes of this Agreement, "Disability" means the Executive is unable due to a physical or mental condition to perform the essential functions of his position, with or without reasonable accommodation, for a period of ninety (90) days during any six (6) month period, but in no event shall the provisions of this Section 6.4 be interpreted and applied inconsistently with the Americans with Disabilities Act, the Family and Medical Leave Act, Section 409A of the Code and other applicable law.

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         6.5 "Good Reason". For purposes of this Agreement, "Good Reason" shall mean, without Executive's express written consent, the occurrence of any of the following circumstances unless, if correctable, such circumstances are fully corrected within 30 days of the notice of termination given in respect thereof:

         (i) The assignment to Executive of duties materially inconsistent with Executive's position and status hereunder, or an alteration, materially adverse to Executive, in the nature of Executive's duties, responsibilities, and authorities, Executive's positions or the conditions of Executive's employment from those specified in Section 2 or otherwise hereunder (other than inadvertent actions which are promptly remedied); except the foregoing shall not constitute Good Reason if occurring in connection with the termination of Executive's employment for Cause, Disability, as a result of Executive's death, or as a result of action by or with the consent of Executive;

         (ii) a decrease in Executive's Annual Salary not equally applied (on a percentage basis) to all employees subject to an employment agreement with the Company;

         (iii) the relocation of the Company's Fort Lauderdale, Florida office to a location that is more than one hundred (100) miles from its current location; or

         (iv) a breach by the Company with respect to (1) its compensation obligations under this Agreement that has not been cured not been cured after thirty (30) days' written notice by the Executive or (2) its notice of non-renewal of the current term or any successive term pursuant to Sections 1 and 10.4 hereof.

         7. Discoveries and Works; Confidentiality; Non-Competition and Non-Solicitation.

         7.1 Discoveries and Works. The Executive understands and agrees that any and all Confidential Information (as hereinafter defined) of the Company which he has access to, uses or creates during his employment with the Company is and shall at all times remain the sole and exclusive property of the Company, and the Executive further agrees to assign to the Company any right, title or interest he may have in such Confidential Information to the Company. The Executive also agrees that, if he is asked by the Company (at its expense), he will do all things and sign all necessary documents reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the right of the Company in such Confidential Information including but not limited to providing his full cooperation to the Company in the event of any litigation to protect, establish or obtain such rights of the Company.

The Executive understands that this Section 7.1 does not waive or transfer his rights to any invention for which no equipment, supplies, facility or trade secret or Confidential Information of the Company was used and which was developed entirely on his own time, unless the invention relates to the business of the Company, or to the Company's actual demonstratively anticipated research or development, or the invention results from any work that he performed for the Company during the Term.

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The Executive hereby assigns and transfers to the Company, its successors, legal representatives and assigns, his entire right, title, and interest in and to any and all present and future works of authorship, inventions, know-how, confidential information, proprietary information, or trade secrets resulting from work done by him on behalf of the Company (collectively, the "Intellectual Property"). The Executive agrees to waive all moral rights relating to the Intellectual Property developed or produced, including without limitation any and all rights of identification of authorship, any and all rights of approval, restriction or limitation on use or subsequent modifications and any and all rights to prevent any changes prejudicial to his honor or reputation. The Executive further agrees to provide all assistance reasonably requested by the Company in the establishment, preservation and enforcement of its rights in the Intellectual Property, such assistance to be provided at the Company's expense, but without any additional compensation to the Executive.

         7.2 Confidential Information. The Executive acknowledges that, during the course of his employment with the Company, the Executive may receive special training and/or may be given access to or may become acquainted with Confidential Information (as hereinafter defined) of the Company. As used in this Section 7.2, "Confidential Information" of the Company means all trade practices, business plans, price lists, supplier lists, customer lists, marketing plans, financial information, software and all other compilations of information which relate to the business of the Company, or to any of its subsidiaries, and which have not been disclosed by the Company to the public, or which are not otherwise generally available to the public.

The Executive acknowledges that the Confidential Information of the Company, as such may exist from time to time, are valuable, confidential, special and unique assets of the Company and its subsidiaries, expensive to produce and maintain and essential for the profitable operation of their respective businesses. The Executive agrees that, during the course of his employment with the Company, or at any time thereafter, he shall not, directly or indirectly, communicate, disclose or divulge to any Person (as such term is hereinafter defined), or use for his benefit or the benefit of any Person, in any manner, any Confidential Information of the Company or its subsidiaries acquired during his employment with the Company or any other confidential information concerning the conduct and details of the businesses of the Company and its subsidiaries, except as required in the course of his employment with the Company or as otherwise may be required by law. For purposes if this Agreement, "Person" shall mean any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company or other entity or any government, governmental agency or political subdivision.

All documents relating to the businesses of the Company and its affiliates including, without limitation, Confidential Information of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, are the exclusive property of the Company and such respective subsidiaries, and must not be removed from the premises of the Company, except as required in the course of the Executive's employment with the Company. The Executive shall return all such documents (including any copies thereof) to the Company when the Executive ceases to be employed by the Company or upon the earlier request of the Company or the Board.

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         7.3 Noncompetition; Non-Solicitation. During the Term of this Agreement
(including any extensions thereof) and for a period of one (1) year following the termination of the Executive's employment under this Agreement for any reason, which period shall be extended to eighteen (18) months if such termination occurs in anticipation of a Change in Control (as defined in Section 6.2) or on or within eighteen (18) months after a Change in Control, the Executive shall not, except with the Company's express prior written consent, directly or indirectly, in any capacity, for the benefit of any entity or person (including the Executive):

         (i) Become employed by, own, operate, manage, direct, invest in (except through a mutual fund or ownership of less than one percent (1%) of the securities of a public company in competition with the Business), or otherwise, directly or indirectly, engage in, or be employed by, any entity or person which competes with the Business (as hereinafter defined) within the Territory. For purposes of this Agreement, "Business" shall mean an image guided surgical device and/or software used in combination with any surgical robotic device and/or software in the field of orthopedics. For purposes of this Agreement, "Territory" shall mean the United States of America.

         (ii) Divert or take away any customer or client of the Company, or any of its subsidiaries, or solicit, service or promote a competing service that competes with the Business to any customer, client or employee of the Company, its subsidiaries or any of its respective businesses.

         (iii) Solicit or hire any employee of the Company, or any of its subsidiaries.

         7.4 Cooperation With Regard to Litigation. Executive agrees to cooperate with the Company, during the Term and thereafter (including following Executive's termination of employment for any reason), by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate of the Company, as may be reasonably requested and after taking into account Executive's post-termination responsibilities and obligations. The Company agrees to reimburse Executive for all reasonable expenses actually incurred in connection with his provision of testimony or assistance and if such cooperation is provided more than one (1) year after Executive's termination of employment, Executive shall be paid a reasonable per diem fee.

         7.5 Non-Disparagement. Executive shall not, at any time during the Term and thereafter make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company, its subsidiaries or affiliates or their respective officers, directors, employees, advisors, businesses or reputations, nor shall members of the Board of Directors or Executive's successor in office, or other executive officers of the Company, make any such statements or representations regarding Executive. Notwithstanding the foregoing, nothing in this Agreement shall preclude Executive or his successor or members of the Board of Directors or other executive officers of the Company from making truthful statements that are required by applicable law, regulation or legal process.

         7.6 Release of Employment Claims. Executive agrees, as a condition to receipt of any termination payments and benefits provided for in Sections 4 and 5 herein (other than Compensation Accrued at Termination), that he will execute a general release in substantially the form attached hereto as Exhibit B.

         7.7 Survival. The provisions of this Section 7 shall survive the termination of the Term and any termination or expiration of this Agreement.

         7.8 Remedies. Executive agrees that any breach of the terms of this
Section 7 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; Executive therefore also agrees that in the event of said breach or any threat of breach and notwithstanding Section 9 the Company shall be entitled to an immediate injunction and restraining order from a court of competent jurisdiction to prevent such breach and/or threatened breach and/or continued breach by Executive and/or any and all persons and/or entities acting for and/or with Executive, without the necessity of posting any bond, but if a bond is nonetheless required by the court entertaining the motion for the injunction, the parties to this Agreement agree that a bond in the amount of one thousand dollars ($1,000.00) is appropriate. The existence of any claim or cause of action that the Executive or any such other person or entity may have against the Company shall not constitute a defense or bar to the enforcement of any provision under this Section 7. The availability of injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity, but remedies other than injunctive relief may only be pursued in an arbitration brought in accordance with Section 9.

         8. Reliance. The Executive acknowledges that his compliance with the provisions of Sections 7.2 and 7.3 of this Agreement (hereinafter referred to as the "Restrictive Covenants") is a material part of the consideration bargained for by the Company under this Agreement. The Executive agrees that such covenants are reasonable as to scope and duration and agrees to be bound by such Restrictive Covenants to the maximum extent permitted by laws, it being the intent and spirit of the parties to this Agreement that the Restrictive Covenants hereof shall be enforceable. If the Restrictive Covenants shall for any reason be held to be excessively broad as to duration, geographic scope, property, subject or similar factor, then the court making such determination shall have the power to reduce or limit such duration, geographic scope, property, subject or similar factor so as to be enforceable to the maximum extent compatible with applicable law, and the Restrictive Covenants shall then be enforceable in their reduced or limited form.

         9. Governing Law; Disputes; Arbitration.

         9.1 Governing Law. This Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the Florida, without regard to conflicts of law principles. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 9 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

         9.2 Arbitration. Any dispute or controversy arising under or relating to Sections 1 through 6 of this Agreement shall be settled exclusively by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect at the time of submission to arbitration, except the parties agree the matter shall be handled by a single arbitrator. The award rendered in any arbitration proceeding under this Section shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Any demand for arbitration must be made and filed within one hundred eighty days (180) days after the date the requesting party knew or reasonably should have known of the event giving rise to the controversy or claim. Any claim or controversy not submitted to arbitration in accordance with this Section 9 shall be considered waived, and, therefore, no arbitration panel or tribunal or court shall have the power to rule or make any award on such claim or controversy. The prevailing party in any arbitration proceeding pursuant to this Section 9 shall be entitled to recover reasonable expenses, including attorney's fees and costs.

         10. Miscellaneous.

         10.1 Integration. This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the employment of Executive by the Company, any parent or predecessor company, and the Company's subsidiaries during the Term, but excluding existing contracts relating to compensation under executive compensation and employee benefit plans of the Company and its subsidiaries. This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Agreement that duplicates a payment or benefit received or receivable by Executive under such prior agreements and understandings or under any benefit or compensation plan of the Company.

         10.2 Successors and Assigns. This Agreement shall be assignable by the Company, in its sole discretion:

         (i)      upon a sale or acquisition of the Company; or

         (ii)     to any affiliate of the Company,

without the Executive's consent and upon such assignment, shall inure to the benefit of, and be binding upon, both the Executive and person or entity purchasing such assets, business or goodwill, or surviving such merger or resulting from such consolidation, or the successor company, as the case may be, in the same manner and to the same extent as though such other person or entity or the successor company were the Company. Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 10.3. Notwithstanding the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective personal representatives, heirs, successors and assigns.

         10.3 Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits provided hereunder following Executive's death.

         10.4 Notices. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

If to the Company:

                  MAKO Surgical Corp.
                  Attn: Chief Financial Officer
                  2555 Davie Road
                  Fort Lauderdale, Florida 33317

If to Executive:

                  Steven J. Nunes
                  --------------------------------------

                  --------------------------------------

                  --------------------------------------

If the parties by mutual agreement supply each other with fax numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective two days after deposit into the mails by delivery to the U.S. Post Office.

         10.5 Reformation. The invalidity of any portion of this Agreement shall not be deemed to render the remainder of this Agreement invalid.

         10.6 Headings. The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

         10.7 No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

         10.8 Withholding. All payments to be made to Executive under this Agreement, including under Sections 4 and 5, or otherwise by the Company, will be subject to withholding to satisfy required withholding taxes and other required deductions.

         10.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         10.10 Due Authority and Execution. The execution, delivery and performance of this Agreement have been duly authorized by the Company and this Agreement represents the valid, legal and binding obligation of the Company, enforceable against the Company according to its terms.

         10.11 Representations of Executive. Executive represents and warrants to the Company that he has the legal right to enter into this Agreement and to perform all of the obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, which prevents him from entering into this Agreement or performing all of his obligations hereunder. In the event of a breach of such representation or warranty on Executive's part or if there is any other legal impediment which prevents him from entering into this Agreement or performing all of his obligations hereunder, the Company shall have the right to terminate this Agreement forthwith in accordance with the same notice and hearing procedures specified above in respect of a termination by the Company for Cause pursuant to Section 5.1 and shall have no further obligations to Executive hereunder. Notwithstanding a termination by the Company under this
Section 10.11, Executive's obligations under Section 9 shall survive such termination.

         11. D&O Insurance. The Company shall provide industry standard Director's and Officer's ("D&O") Insurance during the Term. Executive, if an officer of the Company, shall be named as an insured under the policy.

         12. Adherence to Legal and Ethical Requirements. Executive agrees and covenants that he shall at all times conduct himself in full compliance with all legal and ethical regulations and industry guidelines applicable to his position with the Company, including, without limitation Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. 1320d-1329d-8; 42 U.S.C. 1320d-2)
("HIPAA") and Advanced Medical Technology Association ("AdvaMed") Code of Ethics on Interactions with Health Care Professionals.

         13. Certain Definitions. For purposes of this Agreement:

         (i) An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, and includes subsidiaries.

         (ii) A "business day" means the period from 9:00 am to 5:00 pm on any weekday that is not a banking holiday in New York City, New York.

         (iii) A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests or no board of directors or other governing body, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                              *   *   *   *   *   *

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                   MAKO SURGICAL CORP.


                                   By:    /s/ S. Morry Blumenfeld, Ph.D.
                                          -------------------------------------
                                   Name:  S. Morry Blumenfeld, Ph.D.
                                   Title: Chairman, Compensation Committee


                                   /s/ Steven J. Nunes
                                   --------------------------------------------
                                   Steven J. Nunes

                                    EXHIBIT A

       2009 Performance Bonus Plan for S. Nunes - SVP of Sales & Marketing
                                 (this "Plan")
--------------------------------------------------------------------------------

1.   OVERVIEW
     --------

     a. A Bonus (in the form of cash and/or a grant of incentive stock options) shall be payable based on achievement of certain quarterly and annual sales metrics of installs and procedures as set forth in the Company's 2009 Metrics Scorecard.

     b. Points shall be awarded based on the weighting set forth on the 2009 Metrics Scorecard as indicated in the 2009 S&M Metrics Subscorecard.

2.   POINT SYSTEM
     ------------

     a.   Baseline Metrics

          i. Executive shall receive up to 20 points per quarter in which baseline metric target is achieved.

               1. Total potential Quarterly Baseline Points available = 80 points

          ii. Executive shall receive up to 20 points for achievement of year end baseline metrics

               1. Total potential Year End Baseline Points available = 20 points

          iii. Total maximum points at Baseline metrics = 100 points

     b.   Stretch Metrics

          i. Executive must achieve all Quarterly Baseline Points for the key initiatives/objectives as indicated on the 2009 S&M Metrics Subscorecard (the "Key Metrics") to be eligible for additional points based on the Stretch Metrics.

          ii. Executive shall receive 25 points for year end achievement of stretch metrics assuming the Key Metrics are achieved for each quarter.

     c.   Total maximum points at available to Executive = 125 points

3.   CASH BONUS
     ----------

     a. If Executive achieves 80 or more points under this Plan, Executive shall receive $800 per point attained.

          i.   Cash award at maximum base metrics - $80,000

          ii.  Cash award at maximum stretch metrics - $100,000

     b. If Executive earns less than 80 points under this Plan, Executive shall receive $400 per point attained only if all of the following criteria are achieved:

          i. A minimum of 24 customer accepted RIO systems for a total minimum of $18,750,000 in recognized RIO revenue.

          ii.  A minimum of 80% is achieved on the Company 2009 Metric
               Scorecard.

          iii. A minimum of 1,700 MAKOplasty procedures.

4.   OPTION BONUS
     ------------

     a. Executive shall receive a grant of Forty Thousand (40,000) incentive stock options under the Company's 2008 Omnibus Incentive Plan for achievement of 32 RIO customer acceptance installations (stretch metric).

5.   CONDITIONS
     ----------

     a. No Bonus will be paid under this Plan unless Executive is an active, full-time Executive of the Company in good standing as of December 31, 2009 and the date of distribution/grant of any Bonus.

     b. The Company shall not be required to fund or otherwise segregate any cash or any other assets that may at any time be paid to Executive under this Plan. This Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provision of this Plan, be deemed to be a trustee of any property, and any rights of Executive shall be limited to those of a general unsecured creditor.

     c. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any withholding obligations it may have under federal, state or local income or other tax laws. The Company shall have no liability for any tax imposed on Executive as a result of any Bonus paid or payable to Executive under this Plan.

     d. All questions pertaining to the construction, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with the laws of the State of Florida without regard to its conflict of law provisions.

                                  EXHIBIT B(1)

For and in consideration of the payments and other benefits due to Steven J. Nunes (the "Executive") pursuant to the Amended and Restated Employment Agreement dated as of February 13, 2009 (the "Employment Agreement"), by and between MAKO Surgical Corp. (the "Company") and the Executive, and for other good and valuable consideration, the Executive hereby agrees, for the Executive, the Executive's spouse and child or children (if any), the Executive's heirs, beneficiaries, devisees, executors, administrators, attorneys, personal representatives, successors and assigns, to forever release, discharge and covenant not to sue the Company, or any of its divisions, affiliates, subsidiaries, parents, branches, predecessors, successors, assigns, and, with respect to such entities, their officers, directors, trustees, employees, agents, shareholders, administrators, general or limited partners, representatives, attorneys, insurers and fiduciaries, past, present and future (the "Released Parties") from any and all claims of any kind arising out of, or related to, his employment with the Company, its affiliates and subsidiaries (collectively, with the Company, the "Affiliated Entities") or the Executive's separation from employment with the Affiliated Entities, which the Executive now has or may have against the Released Parties, whether known or unknown to the Executive, by reason of facts which have occurred on or prior to the date that the Executive has signed this Release. Such released claims include, without limitation, any and all claims relating to the foregoing under federal, state or local laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et. seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et. seq., the Americans with Disabilities Act, as amended, 42 U.S.C. Section 12101 et. seq. the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Section 1981 et. seq., the Rehabilitation Act of 1973, as amended, 29 U.S.C. Section 701 et. seq., the Family and Medical Leave Act of 1992, 29 U.S.C. Section 2601 et. seq., and any and all state or local laws regarding employment discrimination and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of the Executive's employment with the Affiliated Entities, as well as any and all such claims under state contract or tort law.

The Executive has read this Release carefully, acknowledges that the Executive has been given at least 21 days to consider all of its terms and has been advised to consult with any attorney and any other advisors of the Executive's choice prior to executing this Release, and the Executive fully understands that by signing below the Executive is voluntarily giving up any right which the Executive may have to sue or bring any other claims against the Released Parties, including any rights and claims under the Age Discrimination in Employment Act. The Executive also understands that the Executive has a period of seven days after signing this Release within which to revoke his agreement, and that neither the Company nor any other person is obligated to make any payments or provide any other benefits to the Executive pursuant to the Agreement until eight days have passed since the Executive's signing of this Release without the Executive's signature having been revoked other than any accrued obligations or other benefits payable pursuant to the terms of the Company's normal payroll practices or employee benefit plans. Finally, the Executive has not been forced or pressured in any manner whatsoever to sign this Release, and the Executive agrees to all of its terms voluntarily.

-----------------------
(1) This release may be amended by the Company to reflect new laws and changes in applicable laws.

Notwithstanding anything else herein to the contrary, this Release shall not affect: (i) the Company's obligations under any compensation or employee benefit plan, program or arrangement (including, without limitation, obligations to the Executive under the Employment Agreement, any stock option, stock award or agreements or obligations under any pension, deferred compensation or retention plan) provided by the Affiliated Entities where the Executive's compensation or benefits are intended to continue or the Executive is to be provided with compensation or benefits, in accordance with the express written terms of such plan, program or arrangement, beyond the date of the Executive's termination;
(ii) rights to indemnification the Executive may have under the Employment Agreement or a separate agreement entered into with the Company; or (iii) rights Executive may have as a stockholder of the Company.

This Release is final and binding and may not be changed or modified except in a writing signed by both parties. Section 9 of the Employment Agreement shall apply to this Release.



-------------------------------       ------------------------------
Date                                      Steven J. Nunes


-------------------------------       ------------------------------
Date                                      MAKO Surgical Corp.




                                       2